UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report - October 31, 2007 (Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)
(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 31, 2007, Ingersoll-Rand Company Limited (the "Company") issued a press release announcing that it had reached settlements with the U.S. Securities and Exchange Commission (SEC) and the U.S. Department of Justice (DOJ) relating to payments made by certain of the Company’s foreign subsidiaries in connection with the United Nations’ Oil for Food Program.

Under the terms of the settlements, the Company will pay a total of $6.7 million in penalties, interest and disgorgement of profits. The Company has consented to the entry of a civil injunction in the SEC action and has entered into a three-year deferred prosecution agreement with the DOJ.

Under both settlements, the Company will implement improvements to its compliance program that are consistent with the Company's longstanding policy against improper payments. Certain individuals who were involved with this matter have been terminated.

The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference. A copy of the Deferred Prosecution Agreement in the form filed with the District Court is filed as Exhibit 99.2 to this report and is incorporated herein by reference. A copy of the Final Judgment as to Defendant Ingersoll-Rand Company, Ltd. is filed as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press release of Ingersoll-Rand Company Limited dated October 31, 2007.

99.2	Deferred Prosecution Agreement between Ingersoll-Rand Company Ltd. and the United States Department of Justice, Criminal Division, Fraud Section filed as of October 31, 2007.

99.3	Final Judgment as to Defendant Ingersoll-Rand Company, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED

(Registrant)

Date: November 1, 2007	/s/ Patricia Nachtigal
Patricia Nachtigal

Senior Vice President and

General Counsel